Exhibit 99.1

        Forest City Reports Fiscal 2007 First-Quarter Results


    CLEVELAND--(BUSINESS WIRE)--June 7, 2007--Forest City Enterprises, Inc. (NYSE:FCEA)(NYSE:FCEB) today announced EBDT, net earnings and revenues for the fiscal first quarter ended April 30, 2007.

    First-quarter EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) was $34.5 million, or $0.32 per share, compared with last year's EBDT of $63.3 million, or $0.61 per share. Fiscal 2007 first-quarter net loss was $17.2 million, or $0.17 per share, compared with net earnings of $53.3 million, or $0.52 per share, in the 2006 first quarter. The primary difference in net earnings for the quarters was the gain on disposition of a hotel property in 2006 with no similar transaction in 2007. First-quarter consolidated revenues were $280.6 million compared with $272.2 million last year.

    Charles A. Ratner, president and chief executive officer of Forest City Enterprises, said, "As we have said in the past, quarterly results are not indicative of annual or long-term performance. Our strategy of emphasizing diverse products in strong urban markets nationwide has provided us the ability to produce 27 years of consecutive EBDT growth, and we expect 2007 to be another record year."

    EBDT and EBDT per share are non-Generally Accepted Accounting
Principle (GAAP) measures. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release.

    Discussion of Results

    Ratner said, "EBDT for the first quarter of 2007 was $29 million lower than the first quarter of 2006. EBDT from our Land Development Group and commercial outlot sales decreased $16.5 million, and Historic Tax Credit Income decreased $8.0 million. We anticipate that these items will produce less EBDT in 2007, and the impact of these items will be disproportionate on a quarterly basis. In addition, we incurred $2.2 million of expense related to debt restructurings and refinancings, which negatively impacted EBDT in the short term, as we proactively took advantage of market conditions to lock in favorable long-term financing terms.

    "The fundamentals in the rental properties business are strong. Our portfolio of mature properties performed well with an increase in overall comparable property NOI (net operating income), and our new properties are ramping up nicely and more than offset EBDT lost to property sales. We anticipate these favorable trends in our mature and new properties will continue through the remainder of 2007. Our Land business and military housing portfolio will contribute significantly more to EBDT in future quarters."

    The Company achieved a 4.8 percent increase in total comparable property NOI. Retail and office portfolio comparable property NOI increased 8.3 percent and 0.5 percent, respectively, in 2007 from the prior year's first quarter. In the residential portfolio, comparable property NOI increased 3.3 percent. Comparable property NOI, defined as NOI from properties operated in both 2007 and 2006, is a non-GAAP financial measure, and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule that presents comparable property NOI on the full consolidation method.

    Fiscal 2007 first-quarter comparable occupancies were up overall compared with the same period a year ago. Comparable retail occupancies were 94.7 percent in 2007 compared with 94.3 percent in 2006. Comparable office occupancies were 93.8 percent compared with
92.5 percent last year. Comparable average occupancies in the residential business increased to 95.1 percent compared with 94.6 percent last year.

    First-Quarter Openings/Project Highlights

    During the first quarter, Forest City opened four projects, representing $215 million of cost at full consolidation and at the Company's pro-rata share. The openings consisted of 613,000 square feet of office space and a 736,000-square-foot retail center.

    The retail opening was Promenade Bolingbrook, an open-air town center in the Chicago suburb of Bolingbrook, Illinois. The $137.8 million center is anchored by Macy's and Bass Pro Shops Outdoor World and includes nearly 60 specialty retailers and restaurants in a main street-style center. The retail space at Promenade Bolingbrook is approximately 90 percent committed.

    Recent project highlights include:

    -- The Presidio: The Company signed an agreement to redevelop the former Public Health Service hospital in the historic Presidio of San Francisco into an apartment community of up to 161 residential units, located near the Golden Gate Bridge.

    -- Ridge Hill Village: Forest City has received all necessary discretionary approvals and is currently in the process of obtaining all permits in order to begin construction later this year on the 1.2-million-square-foot retail portion of this mixed-use project in Yonkers, New York.

    -- Office Portfolio Acquisition Agreement: The Company is under contract to acquire a Class A office portfolio (Richmond Office Park) located in suburban Richmond, Virginia. Consisting of 11 buildings totaling nearly 600,000 rentable square feet, the properties are 95 percent leased to a mix of high-quality local and regional tenants.

    Development Pipeline

    A schedule of the Company's openings and acquisitions, and the pipeline of projects under construction, is included in this news release. The schedule includes comparable project costs on both a full consolidation and pro-rata share basis. Described below are several of the Company's projects under construction or under development.

    Projects Under Construction

    At the end of the first quarter, Forest City's pipeline included 19 projects under construction or to be acquired, representing a total cost of $1.3 billion on a full consolidation basis and $1.8 billion at the Company's pro-rata share. Including the projects opened during the first quarter, a total of ten projects are scheduled to open in fiscal 2007. Total planned openings for the year represent more than $1.0 billion of cost on a full consolidation basis and $982.0 million at the Company's pro-rata share.

    The 52-story, 1.5-million-square-foot New York Times Building in Manhattan will open in the third quarter of 2007. Of the 736,000 square feet of office space owned by Forest City, 82 percent has been leased. This signature office building will be one of the Company's most valuable single assets when completed.

    Ratner said. "In total, we have more than $980 million of projects that have already opened or are scheduled to open in 2007 - the second year in a row in which we will have more than $800 million in project openings. We are confident that we will be able to deliver these projects on time, on budget and at the anticipated spreads that will continue to drive shareholder value."

    Projects Under Development

    At the end of the first quarter, Forest City had more than 20 projects under development, representing in excess of $2.6 billion of cost on a full consolidation basis and at the Company's pro-rata share. Not yet included in the development pipeline are two other large mixed-use projects: Brooklyn Atlantic Yards in Brooklyn, New York, where site demolition began during the first quarter; and The Yards, a 42-acre project formerly known as Southeast Federal Center in Washington, D.C., where Forest City expects to begin demolition and construction of infrastructure later this year.

    Among the projects under development and scheduled to begin construction in 2007 are several major retail/mixed-use projects, including Ridge Hill Village and the 443,000-square-foot Village at Gulfstream Park in Hallandale, Florida. Residential projects under development include 80 DeKalb Avenue, a 365-unit apartment community in Brooklyn; and Beekman, an 893-unit residential development in Manhattan. These four projects represent more than $1.9 billion on a full consolidation basis and at the Company's pro-rata share. "It is gratifying that our company will be able to open $980 million of projects currently under construction, and still grow our pipeline of projects under construction and under development to record levels," Ratner said. "It demonstrates our ability to move projects from conception through our development pipeline toward the realization of their ultimate value."

    Land Development Update

    Land sales, as expected, have moderated throughout the country. This national trend is consistent with the Company's recent land sales experience at Stapleton, where, after several years of unprecedented demand, home sales have stabilized at a reasonable level. There were 134 homes sold and 113 homes closed (occupied) in the first quarter. Since inception in 2001, 3,045 homes have sold and 2,863 have closed.

    As an indication of development momentum at the 9,000-acre Mesa del Sol mixed-use project in Albuquerque, the demand for commercial space is continuing. The National Nuclear Security Administration has signed an option agreement to acquire 40 acres for the development of approximately 300,000 square feet of office space. Meanwhile, Albuquerque Studios' new film production site has attracted Sony Pictures Imageworks, Inc. to occupy a 100,000-square-foot facility for visual effects production and character animation.

    Financing Activity

    Forest City continues to take advantage of current interest rates and attractive debt markets for its project financings. In June, the Company negotiated a new three-year credit agreement with its 13-member bank group. The new agreement features improved pricing and allows for a $150 million accordion feature during the term, which would increase the Company's revolving credit facility to $750 million. In order to further take advantage of the favorable markets and lock in low long-term interest rates, the Company incurred early extinguishment of debt charges during the quarter. The Company will continue to proactively pursue opportunities to further lock in low-cost project financing and expects it will incur modest charges through the remainder of the year.

    During the fiscal first quarter, Forest City closed on transactions totaling $449.3 million in nonrecourse mortgage financings, including $93.5 million in refinancings, $169.6 million in development and acquisitions, and $186.2 million in loan extensions and additional fundings.

    As of April 30, 2007, the Company's weighted average cost of mortgage debt decreased to 6.07 percent from 6.10 percent at April 30, 2006, primarily due to the attractive financing rates achieved on the Company's fixed rate portfolio. Fixed-rate mortgage debt, which represented 69 percent of the Company's total nonrecourse mortgage debt, decreased from 6.24 percent at April 30, 2006 to 6.14 percent at April 30, 2007. The variable-rate mortgage debt increased from 5.72 percent at April 30, 2006 to 5.91 percent at April 30, 2007.

    Outlook

    Ratner said, "We are confident in our ability to deliver our 28th consecutive year of EBDT growth in fiscal 2007. While quarterly results may vary, our portfolio is strong and the momentum of our new projects provides many exciting growth opportunities. We are looking forward to the third-quarter opening of the New York Times Building, and to building on our retail/mixed-use growth platform, our military housing business, and demand in the rental residential market. Our pipeline of large, high-impact projects is stronger than ever and we are making excellent progress on these projects - which will continue to create new value for shareholders."

    Corporate Description

    Forest City Enterprises, Inc. is a $9.2 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States.

    Supplemental Package

    Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package, which the Company will also furnish to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the quarter ended April 30, 2007, with reconciliations of non-GAAP financial measures, such as EBDT, comparable property NOI and pro-rata financial statements, to their most directly comparable GAAP financial measures.

    EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.

    The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

    EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes;
iv) preferred payment classified as minority interest expense on the Company's Consolidated Statement of Earnings; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and
vii) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.

    EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in the Company's current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to the Company's overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly-titled measures reported by other companies.

    Pro-Rata Consolidation Method

    This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities, even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

    Safe Harbor Language

    Statements made in this news release that state the Company or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's core markets, reliance on major tenants, the impact of terrorist acts, the Company's substantial leverage and the ability to service debt, guarantees under the Company's credit facility, changes in interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, significant geographic concentration, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, competition, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, risks associated with an investment in a professional sports franchise, and other risk factors as disclosed from time to time in the Company's SEC filings, including, but not limited to, the Company's annual and quarterly reports.


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
              Three Months Ended April 30, 2007 and 2006
       (dollars in thousands, except share and per share data)

                             Three Months Ended
                                 April 30,         Increase (Decrease)
                          ------------------------ -------------------
                              2007        2006       Amount    Percent
                          ------------------------ ----------- -------
Operating Results:
Earnings (loss) from
 continuing operations       $(17,181)     $7,940    $(25,121)
Discontinued operations,
 net of tax and minority
 interest (1)                       -      45,318     (45,318)
                          ------------------------ -----------
Net earnings                 $(17,181)    $53,258    $(70,439)
                          ======================== ===========

Earnings Before
 Depreciation,
 Amortization and Deferred
 Taxes (EBDT) (2)             $34,529     $63,339    $(28,810) (45.5%)
                          ======================== ===========

Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT) (2):

Net earnings (loss)          $(17,181)    $53,258    $(70,439)

Depreciation and
 amortization - Real
 Estate Groups (6)             64,509      47,200      17,309

Amortization of mortgage
 procurement costs - Real
 Estate Groups (6)              2,919       2,909          10

Deferred income tax
 expense - Real Estate
 Groups (7)                   (10,360)      7,329     (17,689)

Current income tax expense
 on non-operating
 earnings: (7)
   Gain on disposition
    included in
    discontinued
    operations                      -         (29)         29

Straight-line rent
 adjustment (3)                (4,150)     (1,131)     (3,019)

Preference payment (5)            898           -         898

Gain on disposition
 recorded on equity method     (2,106)          -      (2,106)

Discontinued operations:
 (1) (7)
   Gain on disposition of
    rental properties               -    (136,384)    136,384
   Minority interest -
    Gain on disposition             -      61,086     (61,086)
   Deferred income tax
    expense - Real Estate
    Groups                          -      29,101     (29,101)
                          ------------------------ -----------

Earnings Before
 Depreciation,
 Amortization and Deferred
 Taxes (EBDT) (2)             $34,529     $63,339    $(28,810) (45.5%)
                          ======================== ===========

Diluted Earnings per
 Common Share:

Earnings (loss) from
 continuing operations         $(0.17)      $0.08      $(0.25)
Discontinued operations,
 net of tax and minority
 interest (1)                       -        0.44       (0.44)
                          ------------------------ -----------
Net earnings                   $(0.17)      $0.52      $(0.69)
                          ======================== ===========

Earnings Before
 Depreciation,
 Amortization and Deferred
 Taxes (EBDT) (2) (4)           $0.32       $0.61      $(0.29) (47.5%)
                          ======================== ===========

Operating earnings (loss),
 net of tax (a non-GAAP
 financial measure)            $(0.16)      $0.11      $(0.27)

Gain on disposition of
 rental properties and
 other investments, net of
 tax                             0.01        1.04       (1.03)

Minority interest               (0.02)      (0.63)       0.61

                          ------------------------ -----------
Net earnings (loss)            $(0.17)      $0.52      $(0.69)
                          ======================== ===========

Diluted weighted average
 shares outstanding (4)   101,990,754 102,997,002  (1,006,248)
                          ======================== ===========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
              Three Months Ended April 30, 2007 and 2006
                        (dollars in thousands)

                                Three Months Ended
                                    April 30,      Increase (Decrease)
                                ------------------ -------------------
                                  2007     2006      Amount   Percent
                                ------------------ -------------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:

Revenues from real estate
 operations
  Commercial Group              $203,027 $196,339     $6,688
  Residential Group               66,807   55,083     11,724
  Land Development Group          10,733   20,816    (10,083)
  Corporate Activities                 -        -          -
                                ------------------ ----------
       Total Revenues            280,567  272,238      8,329      3.1%

Operating expenses              (177,439)(155,739)   (21,700)
Interest expense, including
 early extinguishment of debt    (80,951) (68,234)   (12,717)
Amortization of mortgage
 procurement costs (6)            (2,599)  (2,946)       347
Depreciation and amortization
 (6)                             (60,800) (41,417)   (19,383)
Interest and other income         11,496   14,888     (3,392)
Equity in earnings of
 unconsolidated entities           1,361      379        982
Gain on disposition recorded on
 equity method                    (2,106)       -     (2,106)
Revenues and interest income
 from discontinued operations
 (1)                                   -   23,458    (23,458)
Expenses from discontinued
 operations (1)                        -  (24,912)    24,912
                                ------------------ ----------

Operating earnings (loss) (a
 non-GAAP financial measure)     (30,471)  17,715    (48,186)
                                ------------------ ----------

Income tax expense (7)            13,732   (7,166)    20,898
Income tax expense from
 discontinued operations (1) (7)       -  (28,538)    28,538
Income tax expense on non-
 operating earnings items (see
 below)                              814   29,095    (28,281)
                                ------------------ ----------

Operating earnings (loss), net
 of tax (a non-GAAP financial
 measure)                        (15,925)  11,106    (27,031)
                                ------------------ ----------

Gain on disposition recorded on
 equity method                     2,106        -      2,106

Gain on disposition of rental
 properties included in
 discontinued operations (1)           -  136,384   (136,384)

Income tax benefit (expense) on
 non-operating earnings: (7)
   Gain on disposition recorded
    on equity method                (814)       -       (814)
   Gain on disposition of rental
    properties included in
    discontinued operations            -  (29,095)    29,095
                                ------------------ ----------
Income tax expense on non-
 operating earnings (see above)     (814) (29,095)    28,281
                                ------------------ ----------

Minority interest in continuing
 operations                       (2,548)  (4,063)     1,515

Minority interest in
 discontinued operations: (1)
   Operating earnings                  -       12        (12)
   Gain on disposition of rental
    properties                         -  (61,086)    61,086
                                ------------------ ----------
                                       -  (61,074)    61,074
                                ------------------ ----------

Minority interest                 (2,548) (65,137)    62,589
                                ------------------ ----------

Net earnings (loss)             $(17,181) $53,258   $(70,439)
                                ================== ==========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
              Three Months Ended April 30, 2007 and 2006
                            (in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties which have been sold or are held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) preferred payment classified as minority interest expense on the Company's Consolidated Statement of Earnings; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

4) For the three months ended April 30, 2007, the effect of 6,746,140 shares of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti-dilutive to the loss from continuing operations. (Since 5,678,540 of these shares are dilutive for the computation of EBDT per share for the three months ended April 30, 2007, diluted weighted average shares outstanding of 107,669,294 were used to arrive at $0.32/share.)

5) The Forest City Ratner Companies portfolio became a wholly-owned subsidiary of the Company November 8, 2006 upon the issuance of the Class A Common Units in exchange for Bruce C. Ratner's minority interests. For the first five years only, the Units that have not been exchanged are entitled to their proportionate share of an annual preferred payment of $2,500,000 plus an amount equal to the dividends paid on the same number of shares of the Company's common stock. After five years, the Units that have not been exchanged are entitled to a payment equal to the dividends paid on an equivalent number of shares of the Company's common stock. At April 30, 2007, the Company has recorded approximately $898,000 related to one quarter's share of the annual preferred payment which is classified as minority interest expense on the Company's consolidated statement of earnings.

6) The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company's Real Estate Groups are engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

                                         Depreciation and Amortization
                                         -----------------------------
                                         Three Months Ended April 30,
                                         -----------------------------
                                              2007           2006
                                         -----------------------------

Full Consolidation                              $60,800       $41,417
Non-Real Estate                                  (1,997)         (349)
                                         -----------------------------
Real Estate Groups Full Consolidation            58,803        41,068
Real Estate Groups related to minority
 interest                                        (2,687)       (3,271)
Real Estate Groups Equity Method                  8,393         6,818
Real Estate Groups Discontinued
 Operations                                           -         2,585
                                         -----------------------------
Real Estate Groups Pro-Rata
 Consolidation                                  $64,509       $47,200
                                         =============================

                                           Amortization of Mortgage
                                               Procurement Costs
                                         -----------------------------
                                         Three Months Ended April 30,
                                         -----------------------------
                                              2007           2006
                                         -----------------------------

Full Consolidation                               $2,599        $2,946
Non-Real Estate                                       -           (92)
                                         -----------------------------
Real Estate Groups Full Consolidation             2,599         2,854
Real Estate Groups related to minority
 interest                                          (160)         (308)
Real Estate Groups Equity Method                    480           289
Real Estate Groups Discontinued
 Operations                                           -            74
                                         -----------------------------
Real Estate Groups Pro-Rata
 Consolidation                                   $2,919        $2,909
                                         =============================

                                         Three Months Ended April 30,
                                         -----------------------------
                                              2007           2006
                                         -----------------------------
(7) The following table provides detail         (in thousands)
 of Income Tax Expense (Benefit):

  (A) Operating earnings
           Current                              $(1,634)        $(496)
           Deferred                             (12,912)        7,662
                                         -----------------------------
                                                (14,546)        7,166
                                         -----------------------------

  (B) Gain on disposition recorded on
   equity method
          Current                                     -             -
          Deferred                                  814             -
                                         -----------------------------
                                                    814             -
                                         -----------------------------

       Subtotal (A) (B)
          Current                                (1,634)         (496)
          Deferred                              (12,098)        7,662
                                         -----------------------------
          Income tax expense                    (13,732)        7,166
                                         -----------------------------

  (C) Discontinued operations
          Operating earnings
          Current                                     -          (534)
          Deferred                                    -           (23)
                                         -----------------------------
                                                      -          (557)

         Gain on disposition of rental
          properties
         Current                                      -           (29)
         Deferred                                     -        29,124
                                         -----------------------------
                                                      -        29,095
                                         -----------------------------
                                                      -        28,538
                                         -----------------------------

      Grand Total (A) (B) (C)
          Current                                (1,634)       (1,059)
          Deferred                              (12,098)       36,763
                                         -----------------------------
                                               $(13,732)      $35,704
                                         =============================

      Recap of Grand Total:
        Real Estate Groups
          Current                                $2,246        $1,874
          Deferred                              (10,360)        7,329
                                         -----------------------------
                                                 (8,114)        9,203

        Discontinued operations
          Current                                     -          (563)
          Deferred                                    -        29,101
                                         -----------------------------
                                                      -        28,538

        Non-Real Estate Groups
          Current                                (3,880)       (2,370)
          Deferred                               (1,738)          333
                                         -----------------------------
                                                 (5,618)       (2,037)
                                         -----------------------------
       Grand Total                             $(13,732)      $35,704
                                         =============================


Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                            Three Months Ended April 30, 2007
                     -------------------------------------------------

                                         Plus
                                        Unconsol-           Pro-Rata
                       Full              idated     Plus     Consol-
                      Consol-   Less    Invest-    Discon-   idation
                      idation  Minority ments at   tinued     (Non-
                       (GAAP)  Interest Pro-Rata  Operations  GAAP)
                     -------------------------------------------------

 Revenues from real
  estate operations  $280,567  $15,316   $77,182         $- $342,433
 Exclude straight-
  line rent
  adjustment (1)       (5,842)       -         -          -   (5,842)
                     -------------------------------------------------
 Adjusted revenues    274,725   15,316    77,182          -  336,591

 Operating expenses   177,439    5,795    50,554          -  222,198
 Add back non-Real
  Estate depreciation
  and amortization
  (b)                   1,997        -     1,879          -    3,876
 Add back
  amortization of
  mortgage
  procurement costs
  for non-Real Estate
  Groups (d)                -        -        23          -       23
 Exclude straight-
  line rent
  adjustment (2)       (1,692)       -         -          -   (1,692)
 Exclude preference
  payment                (898)       -         -          -     (898)
                     -------------------------------------------------
 Adjusted operating
  expenses            176,846    5,795    52,456          -  223,507

 Add interest income
  and other income     11,496      823       623          -   11,296
 Add equity in
  earnings of
  unconsolidated
  entities              1,361      352    (1,308)         -     (299)
 Remove gain on
  disposition
  recorded on equity
  method               (2,106)       -     2,106          -        -
 Add back equity
  method depreciation
  and amortization
  expense (see below)   8,873        -    (8,873)         -        -
                     -------------------------------------------------

 Net Operating Income 117,503   10,696    17,274          -  124,081

 Interest expense,
  including early
  extinguishment of
  debt                (80,951)  (5,301)  (17,274)         -  (92,924)

 Gain on disposition
  of equity method
  rental properties
  (e)                   2,106        -         -          -    2,106

 Gain on disposition
  of rental
  properties and
  other investments         -        -         -          -        -

 Depreciation and
  amortization - Real
  Estate Groups (a)   (58,803)  (2,687)   (8,393)         -  (64,509)

 Amortization of
  mortgage
  procurement costs -
  Real Estate Groups
  (c)                  (2,599)    (160)     (480)         -   (2,919)

 Straight-line rent
  adjustment (1) +
  (2)                   4,150        -         -          -    4,150

 Preference payment      (898)       -         -          -     (898)

 Equity method
  depreciation and
  amortization
  expense (see above)  (8,873)       -     8,873          -        -
                     -------------------------------------------------

 Earnings (loss)
  before income taxes (28,365)   2,548         -          -  (30,913)

 Income tax provision  13,732        -         -          -   13,732
                     -------------------------------------------------

 Earnings (loss)
  before minority
  interest and
  discontinued
  operations          (14,633)   2,548         -          -  (17,181)

 Minority Interest     (2,548)  (2,548)        -          -        -
                     -------------------------------------------------
 Earnings (loss) from
  continuing
  operations          (17,181)       -         -          -  (17,181)

 Discontinued
  operations, net of
  tax and minority
  interest:
    Operating loss
     from rental
     properties             -        -         -          -        -
    Gain on
     disposition of
     rental
     properties             -        -         -          -        -
                     -------------------------------------------------
                            -        -         -          -        -

                     -------------------------------------------------
 Net earnings (loss) $(17,181)      $-        $-         $- $(17,181)
                     =================================================


 (a) Depreciation and
  amortization - Real
  Estate Groups       $58,803   $2,687    $8,393         $-  $64,509
 (b) Depreciation and
  amortization - Non-
  Real Estate           1,997        -     1,879          -    3,876
                     -------------------------------------------------
     Total
      depreciation
      and
      amortization    $60,800   $2,687   $10,272         $-  $68,385
                     =================================================

 (c) Amortization of
  mortgage
  procurement costs -
  Real Estate Groups   $2,599     $160      $480         $-   $2,919
 (d) Amortization of
  mortgage
  procurement costs -
  Non-Real Estate           -        -        23          -       23
                     -------------------------------------------------
     Total
      amortization of
      mortgage
      procurement
      costs            $2,599     $160      $503         $-   $2,942
                     =================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended April 30, 2007, one equity method property was sold, White Acres, resulting in a pre-tax gain on disposition of $2,106. For the three months ended April 30, 2006, no equity method properties were sold.

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                             Three Months Ended April 30, 2006
                     -------------------------------------------------

                                          Plus
                                         Unconsol-           Pro-Rata
                        Full              idated     Plus     Consol-
                       Consol-   Less    Invest-    Discon-   idation
                       idation  Minority ments at   tinued     (Non-
                        (GAAP)  Interest Pro-Rata  Operations  GAAP)
                     -------------------------------------------------

 Revenues from real
  estate operations   $272,238  $26,251   $69,777    $20,575 $336,339
 Exclude straight-
  line rent
  adjustment (1)        (2,694)       -         -        (16)  (2,710)
                     -------------------------------------------------
 Adjusted revenues     269,544   26,251    69,777     20,559  333,629

 Operating expenses    155,739   12,492    48,415     16,313  207,975
 Add back non-Real
  Estate depreciation
  and amortization
  (b)                      349        -     6,190          -    6,539
 Add back
  amortization of
  mortgage
  procurement costs
  for non-Real Estate
  Groups (d)                92        -       147          -      239
 Exclude straight-
  line rent
  adjustment (2)        (1,167)       -         -       (412)  (1,579)
 Exclude preference
  payment                    -        -         -          -        -
                     -------------------------------------------------
 Adjusted operating
  expenses             155,013   12,492    54,752     15,901  213,174

 Add interest income
  and other income      14,888      631        93        453   14,803
 Add equity in
  earnings of
  unconsolidated
  entities                 379        -     5,680          -    6,059
 Remove gain on
  disposition
  recorded on equity
  method                     -        -         -          -        -
 Add back equity
  method depreciation
  and amortization
  expense (see below)    7,107        -    (7,107)         -        -
                     -------------------------------------------------

 Net Operating Income  136,905   14,390    13,691      5,111  141,317

 Interest expense,
  including early
  extinguishment of
  debt                 (68,234)  (6,748)  (13,691)    (3,498) (78,675)

 Gain on disposition
  of equity method
  rental properties
  (e)                        -        -         -          -        -

 Gain on disposition
  of rental
  properties and
  other investments          -        -         -     75,298   75,298

 Depreciation and
  amortization - Real
  Estate Groups (a)    (41,068)  (3,271)   (6,818)    (2,585) (47,200)

 Amortization of
  mortgage
  procurement costs -
  Real Estate Groups
  (c)                   (2,854)    (308)     (289)       (74)  (2,909)

 Straight-line rent
  adjustment (1) +
  (2)                    1,527        -         -       (396)   1,131

 Preference payment          -        -         -          -        -

 Equity method
  depreciation and
  amortization
  expense (see above)   (7,107)       -     7,107          -        -
                     -------------------------------------------------

 Earnings (loss)
  before income taxes   19,169    4,063         -     73,856   88,962

 Income tax provision   (7,166)       -         -    (28,538) (35,704)
                     -------------------------------------------------

 Earnings (loss)
  before minority
  interest and
  discontinued
  operations            12,003    4,063         -     45,318   53,258

 Minority Interest      (4,063)  (4,063)        -          -        -
                     -------------------------------------------------
 Earnings (loss) from
  continuing
  operations             7,940        -         -     45,318   53,258

 Discontinued
  operations, net of
  tax and minority
  interest:
    Operating loss
     from rental
     properties           (885)       -         -        885        -
    Gain on
     disposition of
     rental
     properties         46,203        -         -    (46,203)       -
                     -------------------------------------------------
                        45,318        -         -    (45,318)       -

                     -------------------------------------------------
 Net earnings (loss)   $53,258       $-        $-         $-  $53,258
                     =================================================


 (a) Depreciation and
  amortization - Real
  Estate Groups        $41,068   $3,271    $6,818     $2,585  $47,200
 (b) Depreciation and
  amortization - Non-
  Real Estate              349        -     6,190          -    6,539
                     -------------------------------------------------
     Total
      depreciation
      and
      amortization     $41,417   $3,271   $13,008     $2,585  $53,739
                     =================================================

 (c) Amortization of
  mortgage
  procurement costs -
  Real Estate Groups    $2,854     $308      $289        $74   $2,909
 (d) Amortization of
  mortgage
  procurement costs -
  Non-Real Estate           92        -       147          -      239
                     -------------------------------------------------
     Total
      amortization of
      mortgage
      procurement
      costs             $2,946     $308      $436        $74   $3,148
                     =================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended April 30, 2007, one equity method property was sold, White Acres, resulting in a pre-tax gain on disposition of $2,106. For the three months ended April 30, 2006, no equity method properties were sold.


            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

                       Net Operating Income (dollars in thousands)
                    --------------------------------------------------
                            Three Months Ended April 30, 2007
                    --------------------------------------------------
                                        Plus                Pro-Rata
                      Full             Unconsol-    Plus     Consol-
                     Consol-   Less    idated      Discon-  idation
                     idation Minority Investments  tinued     (Non-
                     (GAAP)  Interest at Pro-Rata Operations  GAAP)
                    --------------------------------------------------

Commercial Group
  Retail
   Comparable        $51,761  $5,452      $2,488         $-  $48,797
   -------------------------------------------------------------------
   Total              55,477   3,812       6,513          -   58,178

  Office Buildings
   Comparable         44,269   5,153       1,283          -   40,399
   -------------------------------------------------------------------
   Total              46,151   3,070       1,330          -   44,411

  Hotels
   Comparable          2,090       -         386          -    2,476
   -------------------------------------------------------------------
   Total               2,390     152         386          -    2,624

   Earnings from
    Commercial Land
    Sales              2,425     479           -          -    1,946

   Other              (6,116)  1,440        (108)         -   (7,664)
   -------------------------------------------------------------------

Total Commercial
 Group
   Comparable         98,120  10,605       4,157          -   91,672
   -------------------------------------------------------------------
   Total             100,327   8,953       8,121          -   99,495

Residential Group
  Apartments
   Comparable         26,953     651       7,507          -   33,809
   -------------------------------------------------------------------
   Total              27,665   1,312       8,519          -   34,872

  Military Housing
   Comparable              -       -           -          -        -
   -------------------------------------------------------------------
   Total               3,366       -         185          -    3,551

Total Residential
 Group
   Comparable         26,953     651       7,507          -   33,809
   -------------------------------------------------------------------
   Total              31,031   1,312       8,704          -   38,423

Total Rental
 Properties
   Comparable        125,073  11,256      11,664          -  125,481
   -------------------------------------------------------------------
   Total             131,358  10,265      16,825          -  137,918

Land Development
 Group                 3,223     431         116          -    2,908

The Nets              (3,251)      -         333          -   (2,918)

Corporate Activities (13,827)      -           -          -  (13,827)
---------------------------------------------------------------------
Grand Total         $117,503 $10,696     $17,274         $- $124,081

            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

                       Net Operating Income (dollars in thousands)
                   ---------------------------------------------------
                            Three Months Ended April 30, 2006
                   ---------------------------------------------------
                                        Plus                Pro-Rata
                      Full             Unconsol-    Plus     Consol-
                     Consol-   Less    idated      Discon-  idation
                     idation Minority Investments  tinued     (Non-
                     (GAAP)  Interest at Pro-Rata Operations  GAAP)
                   ---------------------------------------------------

Commercial Group
  Retail
   Comparable        $47,029  $4,881      $2,898         $-  $45,046
   -------------------------------------------------------------------
   Total              48,626   4,246       2,996        567   47,943

  Office Buildings
   Comparable         44,840   5,642         999          -   40,197
   -------------------------------------------------------------------
   Total              43,609   5,737       1,005        (75)  38,802

  Hotels
   Comparable          1,253       -         478          -    1,731
   -------------------------------------------------------------------
   Total               1,237       -         478      1,791    3,506

   Earnings from
    Commercial Land
    Sales              9,635       -           -          -    9,635

   Other              (1,808)  2,969          30          -   (4,747)
   -------------------------------------------------------------------

Total Commercial
 Group
   Comparable         93,122  10,523       4,375          -   86,974
   -------------------------------------------------------------------
   Total             101,299  12,952       4,509      2,283   95,139

Residential Group
  Apartments
   Comparable         26,508     690       6,920          -   32,738
   -------------------------------------------------------------------
   Total              32,245     893       7,713      2,828   41,893

  Military Housing
   Comparable              -       -           -          -        -
   -------------------------------------------------------------------
   Total               1,478       -          49          -    1,527

Total Residential
 Group
   Comparable         26,508     690       6,920          -   32,738
   -------------------------------------------------------------------
   Total              33,723     893       7,762      2,828   43,420

Total Rental
 Properties
   Comparable        119,630  11,213      11,295          -  119,712
   -------------------------------------------------------------------
   Total             135,022  13,845      12,271      5,111  138,559

Land Development
 Group                18,185     545         384          -   18,024

The Nets              (8,701)      -       1,036          -   (7,665)

Corporate
 Activities           (7,601)      -           -          -   (7,601)
---------------------------------------------------------------------
Grand Total         $136,905 $14,390     $13,691     $5,111 $141,317

            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

                           Net Operating Income (dollars in thousands)
                           -------------------------------------------
                                             % Change
                           -------------------------------------------
                             Full Consolidation Pro-Rata Consolidation
                                   (GAAP)             (Non-GAAP)
                           -------------------------------------------

Commercial Group
  Retail
   Comparable                              10.1%                  8.3%
   ------------------------
   Total

  Office Buildings
   Comparable                             (1.3%)                  0.5%
   ------------------------
   Total

  Hotels
   Comparable                              66.8%                 43.0%
   ------------------------
   Total

   Earnings from Commercial
    Land Sales

   Other
   ------------------------

Total Commercial Group
   Comparable                               5.4%                  5.4%
   ------------------------
   Total

Residential Group
  Apartments
   Comparable                               1.7%                  3.3%
   ------------------------
   Total

  Military Housing
   Comparable
   ------------------------
   Total

Total Residential Group
   Comparable                               1.7%                  3.3%
   ------------------------
   Total

Total Rental Properties
   Comparable                               4.5%                  4.8%
   ------------------------
   Total

Land Development Group

The Nets

Corporate Activities
---------------------------
Grand Total


Development Pipeline
----------------------------------------------------------------------

April 30, 2007
2007 Openings and Acquisitions (4)
                                         Dev            FCE    Pro-
                                         (D)   Date    Legal   Rata
                                         Acq Opened/ Ownership FCE %
           Property/Location             (A) Acquired  % (h)   (h)(1)
---------------------------------------------------------------------


Retail Centers:
Promenade Bolingbrook/Bolingbrook, IL     D   Q1-07     100.0% 100.0%

Office:
Colorado Studios/Denver, CO               A   Q1-07      90.0%  90.0%
Commerce Court/Pittsburgh, PA             A   Q1-07      70.0% 100.0%
Illinois Science and Technology Park -
 Building Q/Skokie, IL                   A/D  Q1-07     100.0% 100.0%


Total Openings (d)


----------------------------------------------------------------------
Residential Phased-In Units (c) (e):
Pine Ridge Expansion/Willoughby Hills,
 OH                                       D  2005-07     50.0%  50.0%
Total (g)

----------------------------------------------------------------------
See Attached Footnotes

Development Pipeline
----------------------------------------------------------------------

April 30, 2007
2007 Openings and Acquisitions (4)
                                           Cost at
                                             FCE
                                            Pro-
                                            Rata
                           Cost at          Share
                             Full           (Non-
                            Consol- Total   GAAP)
                           idation   Cost    (b)  Sq. ft./    Gross
                            (GAAP) at 100% (1) X   No. of   Leasable
    Property/Location         (a)    (2)     (2)   Units      Area
----------------------------------------------------------------------
                                (in millions)
                          ------------------------

Retail Centers:
Promenade
 Bolingbrook/Bolingbrook,
 IL                         $137.8  $137.8 $137.8 736,000  409,000 (f)
                          ------------------------======== ========

Office:
Colorado Studios/Denver,
 CO                           $2.0    $2.0   $1.8  75,000
Commerce Court/Pittsburgh,
 PA                           26.5    26.5   26.5 378,000
Illinois Science and
 Technology Park -
 Building Q/Skokie, IL        49.1    49.1   49.1 160,000
                          --------------------------------
                             $77.6   $77.6  $77.4 613,000
                          ------------------------========

                          ------------------------
Total Openings (d)          $215.4  $215.4 $215.2
                          ========================


----------------------------------------------------------
Residential Phased-In                      Opened in '07 /
 Units (c) (e):                                 Total
                                           ---------------
Pine Ridge
 Expansion/Willoughby
 Hills, OH                    $0.0   $16.4   $8.2   8/162
                          --------------------------------
Total (g)                     $0.0   $16.4   $8.2   8/162
                          ================================

----------------------------------------------------------
See Attached Footnotes


Development Pipeline
----------------------------------------------------------------------
April 30, 2007
Under Construction or to be Acquired (19)

                                                        FCE
                                       Dev             Legal   Pro-
                                       (D)           Ownership Rata
                                       AcqAnticipated    %     FCE %
          Property/ Location           (A)  Opening     (h)    (h)(1)
----------------------------------------------------------------------

Retail Centers:
Rancho Cucamonga - Bass Pro/ Rancho
 Cucamonga, CA                          D    Q2-07       80.0%  80.0%
Orchard Town Center/ Westminster, CO    D    Q1-08      100.0% 100.0%
Shops at Wiregrass (c)/ Tampa, FL       D    Q3-08       50.0%  66.7%
East River Plaza (c)/ Manhattan, NY     D    Q3-08       35.0%  50.0%
White Oak Village (l)/ Richmond, VA     D    Q3-08       50.0% 100.0%

Office:
Richmond Office Park/ Richmond, VA      A    Q2-07      100.0% 100.0%
New York Times/ Manhattan, NY           D    Q3-07       70.0%  79.5%
Johns Hopkins - 855 North Wolfe Street/
 East Baltimore, MD                     D    Q2-08       76.6%  76.6%


Residential:
Sterling Glen of Roslyn (o)/ Roslyn, NY D    Q2-07       40.0% 100.0%
Tobacco Row - Cameron Kinney/ Richmond,
 VA                                     A    Q2-07      100.0% 100.0%
Stapleton Town Center - Botanica Phase
 II/ Denver, CO                         D    Q3-07       90.0%  90.0%
Uptown Apartments (c)/ Oakland, CA      D    Q2-08       50.0%  50.0%
Ohana Military Communities, Hawaii
 Increment I (c) (e)/ Honolulu, HI      D  2005-2008     10.0%  10.0%
Dallas Mercantile/ Dallas, TX           D Q1-08/Q3-08   100.0% 100.0%
Lucky Strike/ Richmond, VA              D    Q1-08      100.0% 100.0%
Military Housing - Navy Midwest (c)/
 Chicago, IL                            D    Q1-09       25.0%  25.0%
Military Housing - Marines, Hawaii
 Increment II (c)/ Honolulu, HI         D  2007-2010     10.0%  10.0%
Military Housing - Navy, Hawaii
 Increment III (c)/ Honolulu, HI        D  2007-2010     10.0%  10.0%


Condominiums:
Mercury (c)/ Los Angeles, CA            D    Q3-07       50.0%  50.0%


Total Under Construction (i)
LESS: Above properties to be sold as
 condominiums
Under Construction less Condominiums


----------------------------------------------------------------------
Residential Phased-In Units (c) (e):
Arbor Glenn/ Twinsburg, OH              D    2004-07     50.0%  50.0%
Pine Ridge Expansion/ Willoughby Hills,
 OH                                     D    2005-07     50.0%  50.0%
Cobblestone Court/ Painesville, OH      D    2006-08     50.0%  50.0%
Sutton Landing/ Brimfield, OH           D    2007-08     50.0%  50.0%
Stratford Crossing/ Wadsworth, OH       D    2007-09     50.0%  50.0%
Total (j)

----------------------------------------------------------------------
See Attached Footnotes

Development Pipeline
----------------------------------------------------------------------
April 30, 2007
Under Construction or to be Acquired (19)

                                 Cost at
                                   FCE
              Cost at           Pro-Rata
                Full              Share
               Consol-   Total    (Non-
               idation  Cost at   GAAP)   Sq. ft./   Gross       Pre-
 Property/     (GAAP)     100%     (b)     No. of   Leasable    Leased
   Location      (a)      (2)   (1) X (2)  Units      Area         %
----------------------------------------------------------------------
                     (in millions)
             ----------------------------
Retail
 Centers:
Rancho
 Cucamonga -
 Bass Pro/
 Rancho
 Cucamonga,
 CA              $41.2    $41.2    $33.0   180,000   180,000      100%
Orchard
 Town
 Center/
 Westminster,
 CO              144.0    144.0    144.0   968,000   554,000 (k)   37%
Shops at
 Wiregrass
 (c)/ Tampa,
 FL                0.0    142.9     95.3   646,000   356,000       56%
East River
 Plaza (c)/
 Manhattan,
 NY                0.0    347.0    173.5   514,000   514,000       64%
White Oak
 Village (l)/
 Richmond, VA     70.3     70.3     70.3   796,000   394,000       34%
             ------------------------------------------------
                $255.5   $745.4   $516.1 3,104,000 1,998,000
             ----------------------------====================
Office:
Richmond
 Office Park/
 Richmond, VA   $115.0   $115.0   $115.0   571,000                 95%
New York
 Times/
 Manhattan,
 NY             $517.5   $517.5   $411.4   736,000 (m)             82%
Johns Hopkins
 - 855 North
 Wolfe
 Street/ East
 Baltimore,
 MD              104.7    104.7     80.2   278,000 (n)             36%
             --------------------------------------
               $ 737.2  $ 737.2  $ 606.6 1,585,000
             ----------------------------==========

Residential:
Sterling Glen
 of Roslyn
 (o)/ Roslyn,
 NY              $79.9    $79.9    $79.9       158
Tobacco Row -
 Cameron
 Kinney/
 Richmond, VA     27.0     27.0     27.0       257
Stapleton
 Town Center
 - Botanica
 Phase II/
 Denver, CO       26.3     26.3     23.7       154
Uptown
 Apartments
 (c)/
 Oakland, CA       0.0    201.0    100.5       665
Ohana
 Military
 Communities,
 Hawaii
 Increment I
 (c) (e)/
 Honolulu, HI      0.0    316.5     31.7     1,952
Dallas
 Mercantile/
 Dallas, TX      134.6    134.6    134.6       366 (p)
Lucky Strike/
 Richmond, VA     37.8     37.8     37.8       131
Military
 Housing -
 Navy Midwest
 (c)/
 Chicago, IL       0.0    264.9     66.2     1,658
Military
 Housing -
 Marines,
 Hawaii
 Increment II
 (c)/
 Honolulu, HI      0.0    311.0     31.1     1,175
Military
 Housing -
 Navy, Hawaii
 Increment
 III (c)/
 Honolulu, HI      0.0    572.8     57.3     2,519
             --------------------------------------
                $305.6 $1,971.8   $589.8     9,035
             ----------------------------==========
                                                   Units Sold
                                                       at
Condominiums:                                        4/30/07
                                                   ----------
Mercury (c)/
 Los Angeles,
 CA               $0.0   $153.5    $76.8       238        57
             ----------------------------==========


             ----------------------------
Total Under
 Construction
 (i)          $1,298.3 $3,607.9  $1789.3
             ============================
LESS: Above
 properties
 to be sold
 as
 condominiums     $0.0   $153.5    $76.8
             ----------------------------
Under
 Construction
 less
 Condominiums $1,298.3 $3,454.4 $1,712.5
             ============================


---------------------------------------------------
Residential
 Phased-In
 Units (c)
 (e):                           Under Const./Total
                                -------------------
Arbor Glenn/
 Twinsburg,
 OH               $0.0    $18.4     $9.2    48/288
Pine Ridge
 Expansion/
 Willoughby
 Hills, OH         0.0     16.4      8.2    32/162
Cobblestone
 Court/
 Painesville,
 OH                0.0     24.6     12.3   192/304
Sutton
 Landing/
 Brimfield,
 OH                0.0     15.9      8.0   216/216
Stratford
 Crossing/
 Wadsworth,
 OH                0.0     24.1     12.1   108/348
             --------------------------------------
Total (j)         $0.0    $99.4    $49.8 596/1,318
             ----------------------------==========

---------------------------------------------------
See Attached Footnotes


Development Pipeline
----------------------------------------------------------------------

2007 FOOTNOTES
----------------------------------------------------------------------

( a ) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").

( b ) Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

( c ) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

( d ) The difference between the full consolidation cost amount (GAAP) of $215.4 million to the Company's pro-rata share (a non-GAAP measure) of $215.2 million consists of a reduction to full consolidation for minority interest of $0.2 million of cost.

( e ) Phased-in openings. Costs are representative of the total project.

( f ) Includes 39,000 square feet of office space.

( g ) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $8.2 million consists of the Company's share of cost for unconsolidated investments of $8.2 million.

( h ) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership.

( i ) The difference between the full consolidation cost amount (GAAP) of $1,298.3 million to the Company's pro-rata share (a non-GAAP measure) of $1,789.3 million of cost consists of a reduction to full consolidation for minority interest of $141.4 million of cost and the addition of its share of cost for unconsolidated investments of $632.4 million.

( j ) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $49.8 million consists of Forest City's share of cost for unconsolidated investments of $49.8 million.

( k ) Includes 177,000 square feet for Target and 97,000 square feet for JC Penney that opened in Q3-06, as well as 16,000 square feet of office.

( l ) Formerly known as Laburnum.

( m ) Includes 23,000 square feet of retail space.

( n ) Project includes 19,000 square feet of retail space.

( o ) Supported-living property.

( p ) Project includes 18,000 square feet of retail space.

    CONTACT: Forest City Enterprises, Inc.
             Thomas G. Smith, Executive Vice President,
             Chief Financial Officer, 216-621-6060
             or
             Thomas T. Kmiecik, Assistant Treasurer, 216-621-6060 or
             On The Web: www.forestcity.net